UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2023

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico,California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per Share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, Mr. McCreight voluntarily forfeited 161,396 unvested stock options of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) which the Company expects will result in a $2.7 to $2.9 million cost savings in connection with the compensation expense the Company has accrued or would need to accrue on its financial statements relating to the unvested options.

Additionally, on February 13, 2023, the Company and Mr. McCreight entered into the First Amendment to Lulu’s Fashion Lounge Holdings, Inc. 2021 Equity Incentive Plan Stock Option Agreement (the “Amendment”) that extends the post-termination exercise period of 161,397 vested stock options from 90 days to three (3) years from a termination of service other than for cause, death or disability. No other changes to the option agreement were made. The Company expects the Amendment will result in an immediate compensation expense to the Company of between $50,000 to $80,000. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Pursuant to the Executive Chairman Employment Agreement between the Company and Mr. McCreight entered into on November 11, 2022 and previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 15, 2022, Mr. McCreight is expected to be employed as Executive Chairman of the Company until at least March 5, 2024, and his term shall be automatically extended for one additional six-month period unless the Board of Directors or Mr. McCreight has provided at least 60 days prior written notice that the term shall not be extended.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact included in this Form 8-K are forward-looking statements, including but not limited to statements regarding our expectations around the cost savings in connection with the compensation expense accrual related to Mr. McCreight’s voluntary forfeiture of unvested stock options, the compensation expense related to the extension of the post-termination exercise period of Mr. McCreight’s vested options, and the term of Mr. McCreight’s employment as Executive Chairman of the Company. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements, including but not limited to our ability to accurately estimate the cost savings and compensation expense associated with Mr. McCreight’s stock options, and risks related to the successful implementation and transition of our leadership succession plan. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. The forward-looking statements in this Form 8-K are based upon information available to us as of the date of this Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. These forward-looking statements speak only as of the date of this Form 8-K. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Form 8-K, whether as a result of any new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	First Amendment to Lulu’s Fashion Lounge Holdings, Inc. 2021 Equity Incentive Plan Stock Option Agreement
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023	Lulu’s Fashion Lounge Holdings, Inc.

	By:	/s/ David McCreight
David McCreight
Chief Executive Officer